Exhibit 10.14

Equity Pledge Agreement

Regarding

GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD.

by and between

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

and

GUANGDONG YIHAO PHARMACY CO., LTD.

Date: September 5, 2013

This Equity Pledge Agreement (this “Agreement”) is made in Shanghai, the People’s Republic of China (“PRC”) as of September 5, 2013 by and between:

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a wholly foreign-owned enterprise organized and existing under the laws of the PRC with its legal address at Room 805, Suite B, No.1 Building, No.977, Shangfeng Road, Tang Town, Pudong New Area, Shanghai, China (“Party A”); and

GUANGDONG YIHAO PHARMACY CO., LTD., a limited liability company organized and existing under the laws of the PRC with its legal address at A District, 2/F, No.1 Gonghexi Road, Yuexiu District, Guangzhou, China (“Party B”).

(Party A and Party B herein collectively referred to as the “Parties”, and individually referred to as the “Party” or “each Party”).

WHEREAS:

(1)             Party A is a wholly foreign-owned enterprise duly organized and validly existing under the laws of the PRC with independent legal personality;

(2)             Party B is a limited liability company organized and existing under the laws of the PRC, Party B holds 100% of the shares of GUANGDONG YIYAO PHARMACEUTICAL CHAIN CO., LTD. (“Operating Company”);

(3)             Prior to the signature date of this Agreement, Party A and the Operating Company have entered into the Exclusive Support Services Agreement, pursuant to which Party A will provide the Operating Company with exclusive support services, and the Operating Company will pay service fees to Party A and perform other obligations;

(4)             Prior to the signature date of this Agreement, Party A and Party B have entered into the Exclusive Option Agreement, pursuant to which Party B grants Party A or any third party deems appropriate by Party A an irrevocable and exclusive right to purchase all or part of the shares held by Party B in the Operating Company;

(5)             Prior to the signature date of this Agreement, Party A and Party B have entered into the Proxy Agreement , pursuant to which Party B entrusts and authorizes Party A to exercise, on its behalf, its voting right of shareholders, managerial power and other rights held by it in the Operating Company; and

(6)             Party B agrees to pledge all of the shares held by it in the Operating Company to Party A as security for the performance of the obligations of the Operating Company under the Exclusive Support Services Agreement, and the obligations of Party B under the Exclusive Option Agreement and the Proxy Agreement  (collectively referred to as “Contractual Obligations”), and discharge of the debts, liabilities and monetary obligations and other sums of whatever kind payable or owed by the Operating Company and by Party B to Party A from time to time (collectively referred to as “Secured Debts”).

THEREFORE, in consideration of the aforesaid premises and the commitments and agreements contained herein, it is agreed as follows:

I                       Pledge of shares

1.                  Party B agrees to pledge all of the shares held by it in the Operating Company, including any shares acquired by Party B in the Operating Company at present or any time in the future, and all the derivative interests owned by Party B at present or in the future in connection with the shares held by it in the Operating Company (collectively referred to as “Pledged

Shares”), to Party A as security for the performance of the Contractual Obligations and discharge of the Secured Debts by the Operating Company and by Party B. For the avoidance of doubt, the Parties acknowledge that the amount of the Secured Debts is RMB 256,261 million as of the signature date of this Agreement, in the meanwhile, the Secured Debts shall also include other Secured Debts, if any, owed by the Operating Company and by Party B to Party A from time to time after the signature date of this Agreement.

2.                  Without the prior written consent of Party A, Party B shall not transfer the Pledged Shares to any other party, nor distribute any dividend or bonus in respect of the Pledged Shares. All such dividends and bonuses received by Party B with the prior written consent of Party A shall be deposited in the account designated by Party A, subject to the supervision of Party A and included in the collateral hereunder.

3.                  On the signature date of this Agreement, Party B shall cause the Operating Company to enter conditions of the share pledge herein in the register of shareholders of the Operating Company. This Agreement shall take effect on the date that the share pledge is entered in the register of shareholders of the Operating Company. Party B shall cause the Operating Company to place its register of shareholders as updated in the custody of Party A.

4.                  Within five business days upon the execution date of this Agreement, the Parties shall jointly apply for the registration of the share pledge herein with the administration for industry and commerce in the place of incorporation of the Operating Company. Such pledge shall be effectively created on the date of completion of the registration procedures with the administration for industry and commerce. Party B shall cause the Operating Company to provide necessary assistance therein. Party B shall place the registration certificates of share pledge, such as notice of registration of share pledge, in the custody of Party A.

II                  Representations and warranties of Party B

1.                  Except for the pledge hereunder, Party B has not created and will not create any other pledge or right limitation over the Pledged Shares.

2.                  Without the prior written consent of Party A, Party B shall not transfer the Pledged Shares.

3.                  In case of any event that would affect the pledge held by Party A hereunder or the obligations of Party B and the Operating Company under this Agreement, the Exclusive Support Services Agreement, the Exclusive Option Agreement or the Proxy Agreement , as the case may be, Party B shall immediately notify Party A. Party B shall not engage in or permit any act that may have an adverse effect on the obligations of Party B and the Operating Company under this Agreement, the Exclusive Support Services Agreement, the Exclusive Option Agreement or the Proxy Agreement .

4.                  Without the prior written consent of Party A, Party B shall not engage in any act that may affect the status of its assets, including without limitation any borrowing, guarantee or acquisition or disposal of any material assets.

5.                  Party B warrants that the pledge held by Party A hereunder will be free from any interference or damage by Party B, its successors, representatives or any other third party.

6.                  For the effectuate of the purpose of this Agreement, Party B shall take the actions reasonably considered necessary by Party A with might and main, including registration of the share pledge herein, and execute the documents that Party A is deemed as necessary.

7.                  Party B hereby expressly waive any right may available to it under the laws of the PRC that may affect the pledge held by Party A hereunder, including without limitation any related preemptive right, right of subrogation and right of prior consent.

8.                  Party B legally owns the Pledged Shares and has the right to pledge, transfer or otherwise dispose of the Pledged Shares or any portion thereof. The Pledged Shares are free from any dispute over ownership as of the signature date of this Agreement.

9.                  Party B undertakes to comply with and perform all the guarantees, commitments, agreements, representations and terms contained herein. In the event of any default or failure to perform any part of this Agreement on the part of Party B, Party A shall have the right to file an indemnity to Party B for its losses arising therefrom.

III             Enforcement of pledge

1.                  The Parties agree that during the term of pledge, where Party B or the Operating Company breaches any obligation under this Agreement, the Exclusive Support Services Agreement, the Exclusive Option Agreement or the Proxy Agreement, as a result of which Party A suffers any loss or damage or incurs any expenses, Party A shall have the right to discount, auction or sell off the Pledged Shares, whether or not at reduced prices, pursuant to the provisions hereof and use the proceeds therefrom to make up for its losses in priority.

2.                  Where Party A enforces its pledge pursuant to the provisions of Paragraph 1 above, Party B shall not interpose any obstacle, and shall provide active cooperation for Party A, to ensure successful enforcement of the pledge by Party A.

3.                  Party A shall send a written notice to Party B five business days prior to the enforcement of the pledge hereunder.

4.                  Any reasonable expenses actually incurred by Party A in the exercise of all or any of its rights and powers as described above shall be borne by Party B, Party A is entitled to deduct such expenses according to the actual amount from the payment obtained from aforesaid exercise.

5.                  Party A shall have the right to, at its option, exercise any remedies against default available to it concurrently or successively. Party A shall not be required to exercise other remedy against default prior to exercise the right to discount, auction or sell off the Pledged Shares, whether or not at reduced prices, pursuant to the provisions hereof.

IV              Assignment of rights and obligations

1.                  Without the prior consent of Party A, Party B has no right to assign its rights and obligations hereunder.

2.                  Party A shall have the right to assign all or part of its rights and obligations hereunder to any third party at any time, in which case such third party shall be deemed as a party hereto, enjoy the rights and perform the obligations of Party A hereunder. Party B shall execute such agreements and/ documents relating to such assignment as Party A may request.

V                   Effectiveness and term of agreement

1.                  This Agreement shall take effect when it is signed or sealed by the Parties and the share pledge herein is entered in the register of shareholders of the Operating Company.

2.                  The share pledge contemplated herein shall be a continuing security which shall remain in full force and effect until full performance of the obligations of Party B and the Operating Company and all of the Contractual Obligations and full repayment or discharge of all of the Secured Debts.

VI              Notices

Any notice relating to this Agreement shall be delivered to the addresses set forth below (unless changed by written notice) by hand, registered mail or facsimile and shall be deemed to have been effectively delivered on the date indicated on the return receipt if delivered by registered mail, or on the date in which it is delivered by hand, or on the date indicated on the confirmation of successful transmission if delivered by facsimile, provided that if delivered by facsimile, the original of the notice shall be immediately sent to the following addresses by hand or registered mail:

If to Party A:

Address: Building 10#, No. 115 Lane 572 Bibo Road, Pudong New Area, 201203, Shanghai

Attention: Hua CHEN

Telephone: 021-58381172

Facsimile: 021-58381091

If to Party B:

Address: Building 10#, No. 115 Lane 572 Bibo Road, Pudong New Area, 201203, Shanghai

Attention: Hua CHEN

Telephone: 021-58381172

Facsimile: 021-58381091

VII         Governing law and dispute resolution

1.                  The validity, interpretation, performance and dispute resolution in respect of this Agreement shall be governed by the laws of the PRC.

2.                  All the disputes arising from or in connection with this Agreement shall be settled by the Parties through consultation. In case any dispute fails to be settled through consultation within 30 days, either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“Commission”) to be settled through arbitration in accordance with the then effective arbitration rules of the Commission. For the avoidance of any doubt, each Party shall have the right to appoint one arbitrator and the Parties irrevocably appoint and authorize the Chairman of the Commission to select the third arbitrator. Such three arbitrators shall form the arbitration tribunal. The language of arbitration proceedings shall be Chinese. The arbitration award shall be final and binding on both Parties.

VIII    Miscellaneous

1.                  Party A shall be solely responsible for the expenses incurred in the execution and performance of this Agreement, including without limitation relevant legal costs and other expenses relating to the share pledge herein, if any. Where Party A is required to pay any expenses pursuant to the applicable laws of the PRC, Party A shall have the right to request Party B to reimburse such expenses after payment thereof.

2.                  The successor of each Party shall enjoy the rights and assume the separate obligations of such Party hereunder, as if it were a Party hereto.

3.                  Unless requested or agreed by Party A in writing in advance, no amendment or supplement may be made to this Agreement. If so requested by Party A, Party B shall give consent and cooperation to such amendment or supplement. With respect to any amendment or supplement to this Agreement made with the prior written consent of Party A, the Parties shall enter into a separate written agreement.

4.                  This Agreement shall be read and construed together with the Exclusive Support Service Contract, the Exclusive Option Agreement and the Share Delegation Agreement. In case of any conflict, interpretations shall be made by reference to the relevant provisions and purposes of the Exclusive Support Services Agreement, the Exclusive Option Agreement and the Proxy Agreement.

5.                  This Agreement shall made in Chinese in quadruplicate counterparts with equal legal effect, with each party holding one counterpart respectively, and one counterpart to be used in the registration of the share pledge herein. The Parties may execute additional counterparts of this Agreement where necessary.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE SIGNATURE PAGE IS ATTACHED HEREINBELOW]

IN WITNESS WHEREOF, the Parties have executed or caused their respective authorized representatives to execute this Equity Pledge Agreement on the date first written above.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Company seal

GUANGDONG YIHAO PHARMACY CO., LTD.

By:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Seal of Guangdong Yihao Pharmacy Co., Ltd.

Register of Shareholders of GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD.

Shareholder	Amount of capital contribution	Form of capital contribution	Percentage of shareholding	Remark
GUANGDONG YIHAO PHARMACY CO., LTD.	RMB8.0 million	Cash	100%

Pursuant to the Equity Pledge Agreement entered into between YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. on the one part, and GUANGDONG YIHAO PHARMACY CO., LTD. on the other part, GUANGDONG YIHAO PHARMACY CO., LTD. has pledge all the shares held by it to YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD. (Seal)

September 5, 2013

Seal: /s/ Seal of Guangdong Yihao Pharmaceutical Chain Co., Ltd.